             INVESTMENT PERFORMANCE -- NATIONS EMERGING GROWTH FUND

     The  table  below  indicates  the  total  return   (capital   changes  plus
reinvestment of all distributions) on a hypothetical investment of $1,000 in the
Fund covering the period from  December 10, 1992 through  September 19, 1996 and for the 1 year period ended September 19, 1996.



                          VALUE OF A $1,000 INVESTMENT



                                  VALUE OF
INVESTMENT        INVESTMENT    INVESTMENT     TOTAL RETURN
PERIOD            DATE          ON 09/19/96    CUMULATIVE     ANNUALIZED
------            ----          -----------    ----------     ----------

LIFE OF
FUND              12/10/92       $1,740.63          74.06%        15.31%

1 YEAR ENDED
09/19/96           09/21/96      $1,185.96          18.60%        18.60%


Source: Lipper Analytical Services



